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                                                                    Exhibit 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in the Prospectus constituting part of the Registration Statement on Form (S-3 No. 333-43903) and the Registration Statements on Form S-8 (Nos. 33-94138, 333-38025 and 333-44265) of Harmonic Lightwaves, Inc. of our report dated January 20, 1998, appearing on page 34 of the Annual Report to Shareholders which is incorporated by reference in this Annual Report on Form 10-K.


/s/ Price Waterhouse LLP

PRICE WATERHOUSE LLP
San Jose, California
March 30, 1998